Exhibit 99

     Nordson's Second-Quarter Revenue Climbs 18 Percent; Net Income Doubles as Sales, Net Income and Earnings per Share Achieve Record Levels

    WESTLAKE, Ohio, May 26 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today announced record sales, net income and earnings per share for the second quarter, which ended May 2, 2004. Net income grew to $16.7 million, more than double the $8.1 million earned in the prior year. Diluted earnings per share were $.46, compared with $.24 for the second quarter of 2003, an increase of 92 percent.

    Worldwide sales for the second quarter reached a record $196.6 million, an 18 percent increase over sales of $166.7 million for the same period of 2003. Sales volume grew 11 percent, traced primarily to continued strength in the industrial and technology sectors of the economy with the remainder owing to the translation of revenue denominated in various foreign currencies.

    Second-quarter sales volume for the company's Advanced Technology segment grew 46 percent, while the Finishing and Adhesive Dispensing segments were up 4 percent and 2 percent, respectively.

    On a geographic basis, second-quarter volume was up 1 percent in the United States, 16 percent in the Americas, 6 percent in Europe, 12 percent in Japan and 67 percent in the Asia-Pacific region.

    Backlog at the end of the second quarter was $103 million, up $36 million from the beginning of the fiscal year calculated at constant exchange rates.

    For the first half of 2004, sales were $367.2 million, an 18 percent increase over the same period of the prior year. Sales volume increased 10 percent with favorable currency effects accounting for the balance. Earnings per share on a diluted basis were $.73, also a record, compared with $.39 for the same period last year.

    "The volume growth Nordson saw in the first quarter continued unabated in the second quarter. The continued high pace of business activity in our advanced technology segment, a favorable currency environment, expanded margins, excellent cost controls and new market applications combined to produce exceptional results for the second quarter and the first half," stated Edward P. Campbell, chairman and chief executive officer. "In addition, Nordson's strong market positions in Asia contributed substantially to the increase in sales and earnings. We believe these factors will continue to drive excellent revenue growth for the remainder of the fiscal year," he added.

    Nordson will broadcast its second-quarter conference call on the investor relations page of the company's Web site, www.nordson.com , on Wednesday, May 26, 2004, at 2:00 p.m. EDT. For those unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager, shareholder relations, at (440) 414-5344.

    Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.

    Nordson Corporation, now in its 50th year of operation, is the world's leading producer of precision dispensing equipment used to apply adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations, helping customers meet quality, productivity and environmental targets. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations in 30 countries and 3,500 employees worldwide.


         Contact:      Bruce Waffen
         Phone:        (440) 414-5610
         E-mail:       bwaffen@nordson.com

    A summary of sales, income and earnings is presented in the attached tables.


                             NORDSON CORPORATION
                             FINANCIAL HIGHLIGHTS
             (Dollars in thousands except for per-share amounts)

    SECOND QUARTER PERIOD
    Period Ending May 2, 2004
    (Unaudited)

    CONSOLIDATED STATEMENT OF INCOME
                                         Second Quarter       Year-to-Date
                                         2004      2003      2004      2003

    Net Sales                          $196,602  $166,679  $367,242  $312,002
    Cost of sales                        83,976    73,582   161,743   139,648
    Selling & administrative expenses    84,499    76,053   159,232   144,172
    Severance and restructuring costs         -     1,446         -     1,468

    Operating profit                     28,127    15,598    46,267    26,714

    Interest expense - net               (3,408)   (4,352)   (7,223)   (8,751)
    Other income - net                      166       827       265     1,557

    Income before income taxes           24,885    12,073    39,309    19,520
    Income taxes                          8,212     3,983    12,972     6,441

    Net income                          $16,673    $8,090   $26,337   $13,079

    Return on sales                          8%        5%        7%        4%
    Return on average shareholders'
     equity                                 19%       12%       16%       10%

    Average common shares outstanding
     (000's)                             35,372    33,647    34,970    33,625
    Average common shares and
     common share equivalents (000's)    36,475    33,798    36,053    33,779

    Per share:

    Basic earnings                         $.47      $.24      $.75      $.39
    Diluted earnings                       $.46      $.24      $.73      $.39

    Dividends paid                        $.155      $.15      $.31      $.30


    CONSOLIDATED BALANCE SHEET
                                                May 2, 2004  November 2, 2003

    Cash and marketable securities                 $33,325            $6,972
    Receivables                                    155,341           151,740
    Inventories                                     85,833            78,557
    Prepaid expenses                                41,386            40,101
         Total current assets                      315,885           277,370

    Property, plant & equipment - net              112,273           115,255
    Other assets                                   369,778           374,181

                                                  $797,936          $766,806

    Notes payable and debt due within one year     $23,865           $67,324
    Accounts payable and accrued liabilities       157,506           144,338
         Total current liabilities                 181,371           211,662

    Long-term debt                                 172,735           172,619
    Other liabilities                               82,826            82,416
    Total shareholders' equity                     361,004           300,109

                                                  $797,936          $766,806

    Other information:

    Employees                                        3,492             3,483

    Common shares outstanding (000's)               35,657            34,035


                             NORDSON CORPORATION
                             FINANCIAL HIGHLIGHTS
             (Dollars in thousands except for per-share amounts)

    SECOND QUARTER PERIOD
    Period Ending May 2, 2004
    (Unaudited)

                                    Second Quarter      % Growth over 2003
    SALES BY BUSINESS SEGMENT       2004      2003   Volume  Currency   Total

    Adhesive dispensing &
     nonwoven fiber systems     $121,797   $109,612     2.3%     8.8%    11.1%
    Coating & finishing systems   29,140     26,358     4.4%     6.2%    10.6%
    Advanced technology systems   45,665     30,709    45.7%     3.0%    48.7%

    Total sales by business
     segment                    $196,602   $166,679    10.7%     7.3%    18.0%


    OPERATING PROFIT BY               Second Quarter
     BUSINESS SEGMENT              2004            2003

    Adhesive dispensing &
     nonwoven fiber systems      $24,867         $20,398
    Coating & finishing systems     (866)         (1,230)
    Advanced technology systems   10,893           3,474
    Corporate                     (6,767)         (7,044)

    Total operating profit by
     business segment            $28,127         $15,598


                                    Second Quarter      % Growth over 2003
    SALES BY GEOGRAPHIC REGION      2004      2003   Volume   Currency   Total

    United States                $64,433    $63,655     1.2%     0.0%     1.2%
    Americas                      12,856     10,611    15.6%     5.6%    21.2%
    Europe                        73,925     60,918     6.4%    15.0%    21.4%
    Japan                         21,564     17,708    12.1%     9.7%    21.8%
    Asia Pacific                  23,824     13,787    67.0%     5.8%    72.8%

    Total Sales by Geographic
     Region                     $196,602   $166,679    10.7%     7.3%    18.0%


    SELECTED SUPPLEMENTAL             Second Quarter
     INFORMATION                   2004            2003

    Depreciation and
     amortization                 $6,734          $7,155
    Capital expenditures          $2,369          $1,265
    Dividends paid                $5,451          $5,047


                                      Year-to-Date       % Growth over 2003
    SALES BY BUSINESS SEGMENT        2004       2003  Volume   Currency  Total

    Adhesive dispensing &
     nonwoven fiber systems      $227,898    $197,490   6.1%     9.3%    15.4%
    Coating & finishing systems    58,340      55,332  -0.7%     6.1%     5.4%
    Advanced technology systems    81,004      59,180  33.7%     3.2%    36.9%

    Total sales by business
     segment                     $367,242    $312,002  10.2%     7.5%    17.7%


    OPERATING PROFIT BY BUSINESS       Year-to-Date
     SEGMENT                        2004           2003

    Adhesive dispensing &
     nonwoven fiber systems       $39,669        $30,775
    Coating & finishing systems      (297)        (1,118)
    Advanced technology systems    15,892          5,497
    Corporate                      (8,997)        (8,440)

    Total operating profit by
     business segment             $46,267        $26,714


                                       Year-to-Date       % Growth over 2003
    SALES BY GEOGRAPHIC REGION       2004        2003  Volume  Currency  Total

    United States                $122,346    $117,165   4.4%     0.0%     4.4%
    Americas                       22,332      20,138   5.6%     5.3%    10.9%
    Europe                        139,800     113,446   7.9%    15.3%    23.2%
    Japan                          39,636      35,626   1.3%    10.0%    11.3%
    Asia Pacific                   43,128      25,627  62.5%     5.8%    68.3%

    Total Sales by Geographic
     Region                      $367,242    $312,002  10.2%     7.5%    17.7%


    SELECTED SUPPLEMENTAL              Year-to-Date
     INFORMATION                    2004           2003

    Depreciation and
     amortization                 $13,794        $14,203
    Capital expenditures           $4,873         $2,257
    Dividends paid                $10,802        $10,085



SOURCE  Nordson Corporation
    -0-                             05/26/2004
    /CONTACT: Bruce Waffen of Nordson Corporation, +1-440-414-5610, or bwaffen@nordson.com /
    /Web site:  http://www.nordson.com /
    (NDSN)

CO:  Nordson Corporation
ST:  Ohio
IN:  CST MAC
SU:  ERN CCA MAV